Exhibit No. 99.2
FOR IMMEDIATE RELEASE
BankFinancial NA Announces Expansion of BankFinancial Commercial Real Estate Capital Markets
Burr Ridge, Illinois - (February 14, 2020) BankFinancial NA (“the Bank”), the national banking association subsidiary of BankFinancial Corporation (Nasdaq - BFIN) announced today the expansion of BankFinancial Commercial Real Estate Capital Markets. BankFinancial Commercial Real Estate Capital Markets recently expanded its product line and commercial banking staff to provide a comprehensive array of commercial real estate loan, deposit and treasury solutions across virtually every asset type to investors and management companies on a national basis, as well as continuing its selective apartment building and commercial real estate portfolio in selected regional markets.
BankFinancial Commercial Real Estate is led by President John Manos, a 30-year veteran of national commercial real estate lending and Vicky Arroyo, Executive Vice President – Chicago, with two decades’ experience in Chicago commercial real estate and community development lending, most recently with MB Financial Bank. The team currently consists of 12 commercial real estate bankers located in Chicago, IL, Denver, CO, Dallas, TX and Tampa, FL with investor relationships nationwide.
“BankFinancial Commercial Real Estate Capital Markets now offers loan products from $1 million up to $20 million in multi-family, retail, office, self-storage, industrial, hospitality and healthcare, including higher-leverage bridge, construction, mezzanine and permanent financing available on a limited- or non-recourse basis. Loan structures available include interest-only, balloon and full-amortization payments. With our placement fee typically 50% less than our competition, our unique platform offers a cost-effective solution to all types of project sponsors on a national basis.” said John Manos, President of BankFinancial Commercial Real Estate.
“BankFinancial Commercial Real Estate Capital Markets capabilities enable us to focus on meeting the exact needs of the real estate investor, either through a Capital Markets credit product or with a bank loan portfolio solution, if eligible. In this manner, we can benefit from increased non-interest income or higher interest income, and a greater return on investment with respect to human capital and marketing resources. Taken together, this expansion is expected to materially improve commercial banking non-interest income and may create some additional growth opportunities with respect to our loan portfolios during 2020.” said F. Morgan Gasior, Chief Executive Officer of the Bank.
BankFinancial's management will review fourth quarter 2019 results and new developments in a conference call and webcast for stockholders and analysts on Wednesday, February 19, 2020 at 9:30 a.m. Chicago, Illinois Time. The conference call may be accessed by calling (844) 413-1780 using participant passcode 7198886. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those unable to participate in the conference call, the webcast will be archived through Wednesday, March 11, 2020 on our website.
BankFinancial Corporation is the holding company for BankFinancial, NA, a national banking association providing financial services to individuals, families and businesses through 19 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois and to selected commercial loan, lease and deposit customers on a regional or national basis. BankFinancial Corporation's common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company's website, www.bankfinancial.com.
This release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause BankFinancial’s actual results to differ from those expected at the time of this release. For a discussion of some of the factors that may cause actual results to differ from expectations, please refer to BankFinancial’s most recent Annual Report on Form 10-K as filed with the SEC, as supplemented by subsequent filings with the SEC. Investors are urged to review all information contained in these reports, including the risk factors discussed therein. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on BankFinancial’s web site at www.bankfinancial.com. Forward looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President - Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams President - Marketing & Sales BankFinancial NA Telephone: 630-242-7234